Exhibit 99.3

BioTime’s Subsidiary OncoCyte Corporation Provides Update on PanC-DxTM, and Related Diagnostic Products

- PanC-Dx on track for CE Marking in Europe by late 2014 -

ALAMEDA, Calif.--(BUSINESS WIRE)--April 23, 2012--BioTime, Inc. (NYSE Amex: BTX) announced today that Joseph Wagner, Ph.D., the CEO of BioTime’s subsidiary OncoCyte Corporation and Karen B. Chapman, Ph.D., Director of Bioinformatics will provide updates on the development of the Company’s pan-cancer diagnostic PanC-DxTM and related diagnostics at an investor meeting in New York City. PanC-DxTM is a screening diagnostic that may permit the use of a blood test to screen patients for a number of solid cancer types such as those of the breast, colon, and lung. In his presentation, Dr. Wagner will describe the next-generation cancer diagnostics based on improved technologies in genomics and proteomics. He will also update investors on the planned development timeline of PanC-DxTM leading to an anticipated product launch in Europe in late 2014.

Dr. Chapman will describe the process used by OncoCyte to generate the novel markers of cancer. A wide array of normal human cells, normal human tissues, tumor cell lines, and human tumors representing 20 different types of cancer were screened using novel computer algorithms leading to the identification of more than 700 cancer-associated genes, including genes that had not previously been associated with cancer. As a result of this work, more than 20 patent applications have been filed. So far, OncoCyte scientists have screened more than 60 of the marker proteins in blood samples from cancer patients and have assembled a multiplex platform of the most promising markers for cancer diagnosis. Monoclonal antibodies to seven of these markers are currently under development, and OncoCyte plans to test the newly-produced antibodies in blood samples during the next six months. A subset of the markers selected for inclusion in PanC-DxTM, have been applied to 50 blood samples and showed 83% sensitivity and 97% specificity in correctly identifying breast cancer, compared to widely-used mammograms that typically show a sensitivity rate of 70-90% and a specificity of 85-93%. OncoCyte expects that the inclusion of additional antibodies will improve the diagnostics sensitivity and specificity further. The relative ease and cost saving associated with a simple blood test may make PanC-Dx an attractive alternative to a mammogram that is more expensive, exposes the patient to radiation, and causes discomfort to the patient.

Dr. Chapman also showed data on an additional novel single marker designated “Marker A” which shows a high association with breast cancers. Initial blood testing shows that the protein associated with Marker A may distinguish breast cancer patients from normal individuals.

Dr. Wagner’s and Dr. Chapman’s presentations will be available for viewing on BioTime’s web site http://www.biotimeinc.com as well as OncoCyte Corporation’s web site at http://www.oncocyte.com/.

Background

There are tens of thousands of genes in the human DNA code. The pattern of genes that are turned on or off determines the behavior of cells in the body. BioTime developed novel methods of accurately determining the pattern of over 40,000 gene sequences expressed in diverse types of cells arising from embryonic stem cells and induced pluripotent stem cells. Working together, BioTime and OncoCyte scientists identified over 700 genes associated with cancer. Of these, those which appeared to be novel cancer-associated genes were chosen for further study.

OncoCyte's scientists subsequently determined that the patterns of the proteins produced from a subset of these genes could be detected in the blood of cancer patients, but not in the blood of healthy people. The percentage of times that the test correctly identified people as cancer-free, which defines the test's specificity, was higher than that of commonly used tests such as the prostate-specific antigen test for prostate cancer. This finding, combined with initial evidence that this prospective screening device may be useful for diagnosing a broad range of cancer types, led BioTime and OncoCyte to prioritize the rapid commercialization of PanC-DxTM. Another motivation for this product focus was the rapid growth of the oncology diagnostics market, which according to data from Business Insights, Ltd. is estimated to reach US $8.14 billion by 2014, thus outpacing the growth of the general diagnostics market.

OncoCyte intends to initially develop and market PanC-DxTM in Europe before seeking regulatory approvals required to market the product in the United States and other countries. A blood screening test for cancer markers meets the definition of an in vitro diagnostic product as defined in the European Directive on in vitro diagnostic medical devices (IVD). Under this directive, IVD products placed into the European market must bear the CE mark, which indicates the product is in conformity with all applicable requirements of safety, performance, instructions, markings, and quality sufficient for the safe and effective use of the product.

PanC-DxTM is classified as a General IVD under the IVD directive. The CE marking process is accomplished by a self-declaration of conformity with the requirements of the directive. Working with the British Standards Institute, OncoCyte will be pursuing full medical device quality system certification, which should be achieved by the fourth quarter of 2014.

About OncoCyte Corporation

OncoCyte Corporation is a majority-owned privately-held subsidiary of BioTime, Inc. OncoCyte's mission is to develop novel products for the diagnosis and treatment of cancer based on embryonic stem cell-derived technology in order to improve both the quality and length of life of cancer patients. OncoCyte's molecular diagnostics division is developing products that should provide for earlier detection and more effective treatment of numerous cancers. In addition to its diagnostic product line, OncoCyte is developing cellular therapies to treat cancer based on the unique biology of vascular precursor cells. The goal of OncoCyte's therapeutic research efforts is to derive vascular cells that can be engineered to deliver a toxic payload to the developing blood vessels of a malignant tumor to destroy the tumor without killing nearby normal tissues in the body. Additional information on OncoCyte can be found on the web at www.oncocyte.com.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-DxTM currently being developed for the detection of cancer in blood samples, and therapeutic strategies using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com